THE COVER PAGE IS HEREBY AMENDED AND RESTATED
                           IN ITS ENTIRETY AS FOLLOWS:

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                   National Patent Development Corporation

            (Exact name of registrant as specified in its charter)

      Delaware                                           13-1926739
(State of incorporation                               (I.R.S. Employer
 or organization)                                     Identification No.)

9 West 57th Street
New York, New York                                                  10019
(Address of principal                                            (Zip Code)
 executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box.


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                                   each class is to be
registered

Preferred Stock Purchase Rights                 American Stock Exchange, Inc.
                                          Pacific Exchange Inc.


Securities to be registered pursuant to Section 12(g) of the Act:



                                      None

                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    NATIONAL PATENT DEVELOPMENT
                                    CORPORATION



Date:  February 19, 1998            By:  ______________________________
                                         Scott N. Greenberg
                                         Vice President and Chief
                                         Financial Officer